Exhibit 21.1

Subsidiaries of Extended Stay America, Inc.
	Subsidiary	Jurisdiction of Incorporation / Formation
1.	ESH Hospitality, Inc.	Delaware
2.	CP ESH Investors, LLC*	Delaware
3.	ESA 2007 Operating Lessee LLC	Delaware
4.	ESA Administrator LLC*	Delaware
5.	ESA Canada Operating Lessee ULC	Canada
6.	ESA Canada Properties Trust*	Delaware
7.	ESA LVP Operating Lessee LLC	Delaware
8.	ESA LVP Portfolio LLC*	Delaware
9.	ESA Management, LLC	Delaware
10.	ESA P Portfolio L.L.C.*	Delaware
11.	ESA P Portfolio MD Trust*	Delaware
12.	ESA P Portfolio Operating Lessee LLC	Delaware
13.	ESA UD Properties L.L.C.*	Delaware
14.	ESH Acquisitions LLC*	Delaware
15.	ESH Acquisitions Holdings LLC*	Delaware
16.	ESH H Portfolio LLC*	Delaware
17.	ESH Hospitality Strategies LLC	Delaware
18.	ESH Mezzanine 2 Holdings LLC	Delaware
19.	ESH Spartanburg Ground Lessee LLC*	Delaware
20.	ESH Strategies Branding LLC	Delaware
21.	ESH Strategies Franchise LLC	Delaware
22.	ESH Strategies Holdings LLC	Delaware
23.	ESH/TN Properties L.L.C.*	Delaware
24.	Extended Stay LLC*	Delaware
25.	HVM Canada Hotel Management ULC	Canada

*Subsidiaries of Extended Stay America, Inc. and ESH Hospitality, Inc.